LIMITED POWER OF ATTORNEY

	Know all men by these presents, that I,

Charles A. Sullivan, the undersigned, of 2120 W. 117th St. (address),
City
of Leawood, County of Johnson, State of KS, hereby make, constitute
and
appoint Gary L. Smith, or in the alternative,Mary J. Schroeder, each of The
Andersons, Inc., 480 W. Dussel Drive, Maumee, Ohio, 43537 my true
and
lawful limited attorney-in-fact for me and in my name, place and stead
giving severally unto said Gary L. Smith and Mary J. Schroeder full power
to execute and to file with the Securities and Exchange Commission
("SEC")
as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or
144
required to be filed under the Securities Act of 1933 or the Securities
Exchange Act of 1934, each as amended, in connection with my beneficial ownership of equity securities of The Andersons, Inc. for the calendar years 2004 and 2005.

	   The rights, powers, and
authority of each
limited attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including
January 6, 2006.


	IN WITNESS WHEREOF,
the undersigned has executed
this Limited Power of Attorney as of this ___12th__ day of _December___,
__2003_____.



_Charles A. Sullivan_____

						Name

STATE OF Ohio )

) ss
COUNTY OF Lucas )


On this __12th_____ day of
_December___, ____2003______, before me a
notary public in and for said
state, personally appeared _Charles A.
Sullivan_, to me personally known,
who being duly sworn,acknowledged that
he/she had executed the foregoing
instrument for purposes therein mentioned and set forth.



								__Beverly J. McBride______

					Notary Public




								__Commission has no
expiration date___

					My Commission Expires